UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

CoConnect, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26533	63-1205304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, Suite D565, Las Vegas NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (424) 256-8560

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Securities

On November 20, 2015, CoConnect, Inc. (the “Company”) issued an aggregate of 946,666 shares of its common stock to PacificWave Partners Limited (“PWP”) and certain of its affiliates, business partners and consultants pursuant to the terms of an engagement agreement, dated as of July 15, 2015, between the Company and PWP (the “PWP Agreement”). The PWP Agreement provides for the issuance of such shares upon the signing of a letter of intent regarding a reverse acquisition between the Company and an operating company sourced by PWP. PWP and an affiliate thereof owned 369,000 shares of the Company’s common stock prior to this transaction.

Of the 946,666 shares issued, 250,000 were issued to PWP and 193,333 were issued to Henrik Rouf, PWP’s sole owner. In addition, 169,333 of such shares were issued to PacificWave Partners UK Ltd. and a further 105,000 were issued to Richway Finance, an affiliate thereof. PacificWave Partners UK Ltd. and Richway Finance are affiliates of Henrik Oerbekker, a shareholder of the Company. While PacificWave Partners UK Ltd. and PWP share a similar name and have a cross-marketing agreement between them, there is no cross ownership between the two companies or their affiliates. An additional 200,000 shares were issued to Advantage Luxembourg, which is an affiliate of both PWP and PacificWave Partners UK Ltd. Finally, 29,000 of such shares were issued to an unaffiliated service provider to PWP.

On November 20, 2015, the Company authorized the issuance of a stock option to purchase 473,334 shares of its common stock to Bennett Yankowitz, its President and sole director. The stock option was issued as compensation for services provided to the Company and to be provided through December 31, 2015. The stock option has an exercise price of $0.15 per share, is immediately vested and will expire on November 20, 2020.

The common stock and stock option issued in the transactions described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) and Rule 506 under the Securities Act. Each of the persons receiving such securities is an accredited investor under Rule 503(a) under the Securities Act. The shares of common stock (but not the stock option) were also issued in reliance on Rule 903 under the Securities Act, as each of the recipients thereof is a non-U.S. person.

On November 20, the Company’s Board of Directors approved the reservation of 500,000 shares of common stock for issuance as placement fees and finders fees in connection with services provided by consultants in the raising of equity capital by the Company. The Company expects that such shares will be issued in connection with the reverse acquisition transaction described in Item 8.01. None of such shares have been issued to date.

Item 8.01 Other Events.

Letter of Intent with Fanattac, Inc.

On November 19, 2015, the Company entered into a Letter of Intent (the “LOI”) between the Company, Fanattac, Inc., a Delaware corporation (“Fanattac”) and stockholders controlling 23.4% of the capital stock of Fanattac. The LOI provides for the acquisition of all of the outstanding shares of capital stock of Fanattac by the Company in exchange for 15,300,000 newly issued unregistered shares of the Company’s common stock. The transaction is intended to qualify as a tax-free exchange under Section 338 of the Internal Revenue Code, and alternatively may be structured as a reverse subsidiary merger.

The LOI also contemplates that, prior to the closing of the acquisition, the Company will complete a private placement of shares of its common stock having gross proceeds of $1,320,000 (the “Private Placement”). $900,000 of this amount will be loaned to Fanattac pending closing pursuant to a promissory note secured by all of Fannatac’s assets; the remainder is expected to be used by the Company to fund transaction costs, including placement fees payable under the PWP Agreement, and the Company’s working capital requirements. The interest rate and other terms of the loan will be determined in the definitive acquisition agreement.

Fanattac, which is based in Los Angeles, California, operates a web-based fan-engagement platform that provides its clients in the sports and entertainment business with the ability to track and analyze fan loyalty in real time. It does this with its proprietary algorithms running over very large databases containing fan expressions, purchasing and social sentiments, social network activity, transaction websites, branded portals and Fanattac’s own website, www.fanattac.com. This data is then synthesized into Fanattac’s proprietary L-Score, a metric measuring fan loyalty in real time. Existing and planned revenue streams include sales to artist management companies, media companies and other clients purchasing L-Scores and related data and analysis through a real-time web-based dashboard, sales of “points” packages to fan members of the Fanattac website, and web-based advertising revenue.

The Company currently has 3,239,428 shares of common stock outstanding. At the closing of the transactions described in the LOI, and after giving effect to the transactions referred to in Item 3.02, and the Private Placement, the Company is expected to have a total of 22,659,428 shares of common stock issued and outstanding on a fully diluted basis. The Company currently has no outstanding options, warrants or convertible securities, other than the stock option described in Item 3.02. The 15,300,000 shares of common stock to be issued to the stockholders of Fanattac at closing are expected to constitute approximately 67.5% of the Company’s outstanding shares of common stock at that time on a fully diluted basis. At closing, approximately 5,517,753 shares, or 24.4%, are expected to be held by management and directors, including management members that were former Fanattac stockholders and their designated board representatives. It is expected that a majority of the members of the board of directors of the Company at the closing of the LOI will be either former Fanattac equity owners and/or management.

Conditions to closing of the transaction include the completion of a due diligence review by both the Company and Fanattac, completion of an audit of Fanattac’s financial statements and the absence of any material adverse change in the business, assets or condition (financial or otherwise) of either the Company or Fanattac between the date of execution of a definitive acquisition agreement and the closing of the transaction. If the Private Placement has not occurred within 30 days after the execution of a definitive acquisition agreement, Fanattac will have the right to terminate the agreement. The Company anticipates signing a definitive acquisition agreement by December 31, 2015 and closing in the first fiscal quarter of 2016.

The common stock of the Company to be sold in the Private Placement and issued under the LOI will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The Company currently has no operations, and has been engaged in efforts to identify an operating company with which to acquire or merge through an equity-based exchange transaction. As it is expected that the closing of the LOI will result in a change in control of the Company, the transaction is expected to be accounted for as a reverse merger, with Fanattac being considered the legal acquiree and accounting acquirer, and the Company being considered the legal acquirer and the accounting acquiree. As a result, at and subsequent to closing, the financial statements of Fanattac will become the financial statements of the Company for all periods presented.

Director Indemnification Agreements

On November 20, 2015, the Company’s Board of Directors authorized the Company to enter into agreements with its officers, directors and other agents as the President of the Company may from time to time determine. The indemnification agreements generally provide for indemnification to fullest extent permitted by applicable law for both third-party claims as well as derivative claims brought on behalf of the Company. On November 20, 2015, the Company executed such indemnification agreements with Bennett Yankowitz, its President and sole director, and Henrik Rouf, its assistant secretary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1	Letter of Intent, dated as of November 19, 2015, between the Company, Fanattac, Inc. and Vertical Leap Advisors LLC

10.2	Agreement, dated as of July 15, 2015, between PacificWave Partners Limited and the Company.

10.3	Stock Option Agreement, dated as of November 20, 2015, between Bennett Yankowitz and the Company.

10.4	Indemnification Agreement dated as of November 20, 2015, between Bennett Yankowitz and the Company.

10.5	Indemnification Agreement dated as of November 20, 2015, between Henrik Rouf and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CoConnect, Inc.
(Registrant)
Date: November 24, 2015
	By:	/s/ Bennett J. Yankowitz, President
(Signature)